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                                                                       Exhibit 5

                    [Letterhead of Mayer, Brown, Rowe & Maw]

November 13, 2002

Argonaut Group Inc.
10101 Reunion Place
Suite 500
San Antonio, Texas 78216

Re:  Registration Statement on Form S-3 (No. 333-100321)

Ladies and Gentlemen:

         We have acted as special counsel to Argonaut Group Inc., a Delaware corporation (the "Company"), in connection with the proposed sale of the following securities (the "Securities"), as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission (No. 333-100321) (the "Registration Statement"): (i) shares of common stock, par value $0.10 per share, of the Company (the "Common Stock"), (ii) shares of preferred stock, par value $0.10 per share, of the Company (the "Preferred Stock") and (iii) one or more series of debt securities of the Company (the "Debt Securities").

         Each series of Debt Securities will be issued under one of two indentures (each, an "Indenture"), to be entered into between the Company and ABN AMRO/LaSalle, as trustee. Certain terms of the Securities will be established by the Company's Board of Directors or by certain officers of the Company to be given authority by its Board of Directors to do so, as part of the corporate action taken and to be taken (the "Corporate Proceedings").

         As special counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction of resolutions of the Board of Directors of the Company and such other records, certificates, instruments and other documents as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all documents submitted to us as copies.

         Based on and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

         (1) upon the completion of the Corporate Proceedings relating to the shares of Common Stock and the due execution, countersignature and delivery of the shares of Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the

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prospectus contained in the Registration Statement and any prospectus supplement relating to the Common Stock, will be duly authorized, legally issued, fully paid and nonassessable;

         (2) upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of the Preferred Stock, will be duly authorized, legally issued, fully paid and nonassessable;

         (3) upon the completion of the Corporate Proceedings relating to a series of the Debt Securities, the execution and delivery of the applicable Indenture and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of Debt Securities, will be duly authorized and will be binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                            Very truly yours,

                                            /s/ Mayer, Brown, Rowe & Maw
                                            -----------------------------
                                            Mayer, Brown, Rowe & Maw